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                                                                     EXHIBIT 4.1

NUMBER                                                                     UNITS
U-__________

SEE REVERSE FOR
CERTAIN DEFINITIONS

                             TAILWIND FINANCIAL INC.
                                                              CUSIP: 874023 20 3

                UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
                ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

     THIS CERTIFIES THAT ______________________________________________ is the
owner of ____________________ Units.

     Each Unit ("UNIT") consists of one (1) share of common stock, par value

$.001 per share ("COMMON STOCK"), of Tailwind Financial Inc., a Delaware corporation (the "Corporation"), and one warrant (the "WARRANT"). The Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). The Warrant will become exercisable on the later of (i) the Corporation's completion of an acquisition of one or more assets or operating businesses through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination and (ii) April 11, 2008, and will expire unless exercised before 5:00 p.m., New York City time, on April 11, 2011 [four years after the effective date of the registration statement relating to the initial public offering of the Units], or earlier upon redemption (the "EXPIRATION DATE"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to July 10, 2007, subject to earlier separation in the discretion of Deutsche Bank Securities Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of April 17, 2007, between the Corporation and American Stock Transfer & Trust Company (the "WARRANT AGENT") and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, Plaza Level, New York, New York 10038, and are available to any Warrant holder on written request and without cost.

     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

     Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

                             TAILWIND FINANCIAL INC.
                                    CORPORATE
                                    DELAWARE
                                      SEAL
                                      2007

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By:      /s/ Andrew A. McKay                    /s/ Gordon A. McMillan
    --------------------------------         --------------------------------
             President                              Assistant Secretary

Countersigned By:
                   ------------------
                     Transfer Agent

                             TAILWIND FINANCIAL INC.

The Corporation will furnish without charge to each unit holder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common       UNIF GIFT MIN ACT - ______Custodian ______
TEN ENT - as tenants by the entireties                   (Cust)          (Minor)
JT TEN  - as joint tenants with                          under Uniform Gifts to
          right of survivorship and                      Minors Act ___________
          not as tenants in common                                    (State)

     Additional Abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, ___________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________

_____________________________________

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________ UNITS
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________________ ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:
      --------------          ------------------------------------------

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                                       NOTICE: The signature to this assignment
                                       must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:


--------------------------------------
THE SIGNATURE(S) MUST BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM, PURSUANT TO
SECURITIES AND EXCHANGE COMMISSION RULE
17Ad-15).